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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2019, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-233656) and related Prospectus of Senseonics Holdings, Inc. for the registration of its convertible senior notes, guarantees of convertible senior notes and common stock.

/s/ Ernst & Young LLP

Tysons, Virginia
September 20, 2019

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  Exhibit 23.1